Exhibit 10.26

NEXALIN TECHNOLOGY, INC.

2023 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Name:

You have been granted an option (the “Option”) to purchase certain shares of Common Stock (the “Option Shares”) of Nexalin Technology, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”), as amended, and the stock option agreement appended hereto (the “Stock Option Agreement”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Stock Option Agreement.

The Option will be subject to the terms and conditions applicable to stock options granted under the Plan and the Stock Option Agreement, summarized as follows:

Date of Grant: Number of Option Shares: Exercise Price Per Share*: Expiration Date:
Vesting/Exercise Schedule:	So long as your continuous service to the Company does not terminate, One-third (1/3) of the total Option Shares shall vest on the first anniversary of the Vesting Grant Date The remaining two-thirds (2/3) of the Option Shares shall vest in equal monthly installments over the subsequent twenty-four (24) months, such that 100% of the Option Shares shall be vested on the third anniversary of the Grant Date.

*	The Exercise Price Per Share shall mean the closing sales price per share of the Common Stock trading on the Nasdaq on the date the Board of Directors of the Company approved the grant.

Termination:

This option may only be exercised while you are continuously employed or continuously providing services to the Company. In the event that you cease to be an employee or cease to provide services to the Company, you will have ninety (90) days to exercise any options otherwise exercisable. Additional terms, as outlined in the Equity Incentive Plan, will apply in the event of death or disability. Please refer to the 2023 Equity Incentive Plan, provided to you with this Notice of Stock Option Grant, for a full description of the Termination provisions of the plan.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR IN THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

NEXALIN TECHNOLOGY, INC.

2023 EQUITY INCENTIVE PLAN

STOCK OPTION Agreement

TERMS AND CONDITIONS

This STOCK OPTION AGREEMENT (this “Agreement”) is made as of the date set forth on the Notice of Stock Option Grant hereof (the “Date of Grant”), by and between Nexalin Technology, Inc., a Delaware corporation (the “Company”), and the individual named on the Notice of Stock Option Grant (the “Notice”) hereto (the “Optionee”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2023 Equity Incentive Plan (the “Plan”), as amended, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase the number of shares of the Company’s Common Stock, shown on the Notice (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as hereinafter provided (the “Option Price”). The Option is intended to be a non-qualified stock plan and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code, as amended (the “Code”), or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire five (5) years from the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall become exercisable as set forth on the Notice. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Option Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him or her upon the exercise of all or part of this Option.

The Company may require, as a condition to the exercise of this Option, that the Optionee agree to be bound by any shareholders agreement among all or certain shareholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company (as determined by the Company).

4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Option Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes.

6. Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that:

(a)  the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b)  all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Board or a Committee;

(c)  Optionee is voluntarily participating in the Plan;

(d)  the Option and Option Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e)  the future value of the Option Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)  if the underlying Option Shares do not increase in value, the Option will have no value;

(g)  if Optionee exercises the Option and acquires Option Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(h)  for purposes of the Option, Optionee’s status as an employee or service provider will be considered terminated as of the date Optionee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is a service provider or the terms of Optionee’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice to other arrangements or contracts) or determined by the Board or a Committee, (i) Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee is a service provider or the terms of Optionee’s employment or service agreement, if any, unless Optionee is providing bona fide services during such time); and (ii) the period (if any) during which Optionee may exercise the Option after such termination of Optionee’s engagement as a service provider will commence on the date Optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Optionee is employed or terms of Optionee’s engagement agreement, if any; the Board or a Committee shall have the exclusive discretion to determine when Optionee is no longer actively providing services for purposes of this Option grant (including whether Optionee may still be considered to be providing services while on a leave of absence and consistent with local law). Further, for the avoidance of doubt, Optionee shall not be entitled to any pro rata vesting of any Option Shares subject to the Option should Optionee’s status as a service provider cease before the Option has fully vested; and

(i)  unless otherwise provided in the Plan or by the Board or a Committee in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Option Shares.

7. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local, or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

8. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

9. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionee that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced.

10. Lock-Up Agreement. The Optionee agrees that, if requested by the Company in connection with a Public Offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Shares for such period of time as is determined by the Board.

11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

12. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

14. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

15. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

16. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee’s own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly or indirectly in a distribution of the Option. The Optionee understands that prior to exercising the Option, the Optionee shall be required to reaffirm these representations and warranties as to the Option Shares that shall be issued upon exercise.

17. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the Notice, as subsequently modified by written notice, or if no address is specified on the Notice, at the most recent address set forth in the Company’s books and records.

18. Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Optionee).

19. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Optionee should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Optionee:	Nexalin Technology, Inc.

By:	By:
Mark White, Chief Executive Officer